UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

Commercial Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-27894	34-1787239
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 294-5781

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 14, 2015, Commercial Bancshares, Inc. announced that its Board of Directors authorized the repurchase of up to 59,000 shares (approximately 4.92%) of its outstanding common stock commencing August 17, 2015, and ending July 31, 2016. The Board has authorized the appropriate officers of the Company to effect repurchases either in the open market or in privately negotiated transactions in compliance with applicable securities laws.

In addition, the Company announced that its board of directors declared a dividend of $0.25 per share payable on September 30, 2015 to shareholders of record on September 15, 2015.

The Company issued a press release on August 14, 2015 regarding the repurchase and dividend declaration.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with or incorporated by reference into this Current Report on Form 8-K:

99	Company Press Release dated August 14, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BANCSHARES, INC.

By:	/s/ David J. Browne
David J. Browne
Its: Corporate Secretary

Dated: August 14, 2015